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                                                                     EXHIBIT 4.5

                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT

      This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of July 25, 2005, among Verso Technologies, Inc., a Minnesota corporation (the "COMPANY"), and the investors signatory hereto (each such investor is a "PURCHASER" and all such investors are, collectively, the "PURCHASERS").

      WHEREAS, the parties have agreed to enter into this Agreement in connection with, and as a condition to the Amendment to the 7.50% Convertible Debentures, dated as of the date hereof, by and among the Company and the Holders identified therein (the "AMENDMENT");

      NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

      1. Definitions. In addition to the terms defined elsewhere in this Agreement, (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Amendment, and (b) the following terms have the meanings indicated:

            "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended.

            "FILING DATE" means, with respect to the initial Registration Statement required to be filed pursuant to Section 2, the 30th day following the date hereof (provided that if such date is not a day on which the Commission is open, then the Filing Date shall mean the first day following such 30th day on which the Commission is open), and, with respect to any additional Registration Statements that may be required pursuant to Section 3(c), the 30th day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required under such Section.

            "HOLDER" means any holder, from time to time, of Registrable Securities.

            "PROSPECTUS" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

            "REGISTRABLE SECURITIES" means any Common Stock issued or issuable pursuant to the Transaction Documents, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

            "REGISTRATION STATEMENT" means the initial registration statement required to be filed hereunder and any additional registration statements contemplated by Section 3(c), including (in each case) the Prospectus, amendments and supplements to such registration

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      statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

            "RULE 415," "RULE 424" and "RULE 461" means Rule 415, Rule 424 and Rule 461, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

            "SPECIAL COUNSEL" means one special counsel to the Holders. Unless the Holders notify the Company otherwise, the Special Counsel will be Proskauer Rose LLP.

            "COMMISSION" means the Securities and Exchange Commission.

            "ELIGIBLE MARKET" means any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market or the NASDAQ SmallCap Market.

            "EFFECTIVE DATE" means the date on which the Registration Statement is declared effective by the Commission.

            "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "TRADING DAY" means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the NASDAQ National Market (or any successor thereto), or (c) if trading ceases to occur on the NASDAQ National Market (or any successor thereto), any Business Day.

            "TRADING MARKET" means the Nasdaq SmallCap Market or any other Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

            "TRANSACTION DOCUMENTS" means the Warrants, the Amendment, this Agreement, the Debentures and any other document or agreements executed in connection with the transactions contemplated thereunder.

            "PERSON" means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, governmental authority or other entity.

            "PROCEEDING" means any action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties

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      before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, "PROCEEDINGS").

      2.    Shelf Registration

            (a) As promptly as possible, and in any event on or prior to each Filing Date, the Company shall prepare and file with the Commission a "Shelf" Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith as the Holders may consent) and shall contain (except if otherwise directed by the Holders) the "Plan of Distribution" attached hereto as Annex A. The Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until the earlier of:
(i) the fifth anniversary of the Effective Date and (ii) when all Registrable Securities covered by such Registration Statement have been sold (the "EFFECTIVENESS PERIOD"). The Company shall notify each Holder in writing promptly (and in any event within two Business Days) after receiving notification from the Commission that a Registration Statement has been declared effective.

            (b) Except as specified in Schedule 2(b) to this Agreement, the Company may not, prior to the Effective Date of the Registration Statement, prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities.

      3. Registration Procedures. In connection with the Company's registration obligations hereunder, the Company shall:

            (a) Not less than three Trading Days prior to the filing of each Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall: (i) furnish to the Holders and their Special Counsel copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders and their Special Counsel; and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities and their Special Counsel shall reasonably object.

            (b) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the

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Securities Act all of the Registrable Securities; cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; respond as promptly, as reasonably possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

            (c) If, on any date, the number of shares of Common Stock previously registered under all existing Registration Statements is less than 125% of the Actual Minimum on such date, then the Company shall file an additional Registration Statement covering a number of shares of Common Stock at least equal to (i) the Actual Minimum on such date, less (ii) the number of shares of Common Stock previously registered under all existing Registration Statements; provided that the Company will not be required at any time to register a number of shares of Common Stock greater than the maximum number of shares of Common Stock that could possibly be issued pursuant to the Transaction Documents. For the purposes hereof, "ACTUAL MINIMUM" shall mean, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any shares of Common Stock issuable upon exercise in full of all Warrants, without giving effect to any limits on the number of shares of Common Stock that may be owned by a Holder at any one time.

            (d) Notify the Holders of Registrable Securities to be sold and their Special Counsel as promptly as reasonably possible, and (if requested by any such Person) confirm such notice in writing no later than two Trading Days thereafter, of any of the following events: (i) the Commission notifies the Company whether there will be a "review" of any Registration Statement; (ii) the Commission comments in writing on any Registration Statement (in which case the Company shall deliver to each Holder a copy of such comments and of all written responses thereto); (iii) any Registration Statement or any post-effective amendment is declared effective; (iv) the Commission or any other Federal or state governmental authority requests any amendment or supplement to a Registration Statement or Prospectus or requests additional information related thereto; (v) the Commission issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose;
(vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or
(vii) the financial statements included in any Registration Statement become ineligible for inclusion therein or any statement made in any Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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            (e)   Use its best efforts to avoid the issuance of or, if issued, obtain the withdrawal of: (i) any order suspending the effectiveness of any Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

            (f) Furnish to each Holder and their Special Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

            (g) Promptly deliver to each Holder and their Special Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

            (h) (A) In the time and manner required by each Trading Market, if at all, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (B) take all steps necessary to cause such Registrable Securities to be approved for listing on each Trading Market as soon as reasonably practicable thereafter; (C) to the extent available to the Company, provide to the Purchasers evidence of such listing; and (D) maintain the listing of such Registrable Securities on each such Trading Market or another Eligible Market.

            (i) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders and their Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement.

            (j) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Transaction Documents, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

            (k) Upon the occurrence of any event described in Section 3(d)(vii), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such

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Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (l) Cooperate with any due diligence investigation undertaken by the Holders in connection with the sale of Registrable Securities, including, without limitation, by making available any documents and information; provided that the Company will not deliver or make available to any Holder material, nonpublic information unless such Holder specifically requests in advance to receive material, nonpublic information.

            (m) If Holders of a majority of the Registrable Securities being offered pursuant to a Registration Statement select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, by providing customary legal opinions, comfort letters and indemnification and contribution obligations.

            (n) Comply with all applicable rules and regulations of the Commission.

      4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation: (a) all registration and filing fees (including, without limitation, fees and expenses (i) with respect to filings required to be made with any Trading Market, and (ii) in compliance with applicable state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders )); (b) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses requested by the Holders);
(c) messenger, telephone and delivery expenses; (d) fees and disbursements of counsel for the Company and Special Counsel for the Holders; and (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.

      5.    Indemnification

            (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, partners, members, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities or reasonable out-of-pocket expenses (whether joint or several) (collectively, including reasonable legal expenses or other expenses reasonably incurred in connection with investigating or defending same, "LOSSES"), as incurred, arising out of or

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relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that: (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto; or (ii) in the case of an occurrence of an event of the type specified in
Section 3(d)(v)-(vii), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(f). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

            (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

            (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "INDEMNIFIED PARTY"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "INDEMNIFYING PARTY") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

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      An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

      All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

            (d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

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      The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

      6.    Miscellaneous

            (a) Remedies. In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

            (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of at least two-thirds of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

            (c) No Inconsistent Agreements. Except as specified in Schedule 6(c) to this Agreement, neither the Company nor any of its subsidiaries has entered, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as specified in Schedule 6(c) to this Agreement, neither the Company nor any subsidiary of the Company has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

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            (d)   No Piggyback on Registrations. Except as specified in Schedule
6(d) to this Agreement, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders.

            (e) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

            (f) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 3(d)(v), 3(d)(vi), or 3(d)(vii), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(k), or until it is advised in writing (the "ADVICE") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph. Notwithstanding anything to the contrary on this Agreement, the Company shall not be obligated to prepare, file and furnish any supplemented Prospectus and/or amended or additional Registration Statement as contemplated by Section 3(b) or Section 3(k) if such filing relates to any material nonpublic information at any such time as the Board of Directors of the Company has determined that, for good business reasons, the disclosure of such material nonpublic information at that time would be materially detrimental to the Company in the circumstances and is not otherwise required under applicable law (including applicable securities laws), provided that the aggregate length that the Company may delay its obligations pursuant to the aforementioned proviso shall not exceed ten (10) consecutive Business Days or an aggregate of twenty
(20) Business Days in any 365 day period.

            (g) Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within fifteen days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered; provided, however, that the Company shall not be required to include in such registration statement any of the Registrable Securities if including the Registrable Securities in such registration statement causes a conflict with, or constitutes a default (or an event which with notice or lapse of time or both would become a default) under, or gives to others any rights of termination, amendment, acceleration or cancellation of any currently existing agreement, indenture or other written instrument of the Company or other currently existing written agreement to which the Company is a party.

            (h) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) and earlier than 11:59 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature page to this Agreement.

            (i) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign its rights and obligations hereunder in the manner and to the extent permitted under the Warrants.

            (j) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

            (k) GOVERNING LAW; VENUE; WAIVER OF JURY TRAIL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN

EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

            (l) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

            (m) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

            (n) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                           SIGNATURE PAGES TO FOLLOW]

      IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                         VERSO TECHNOLOGIES, INC.

                                         By: /s/ Juliet M. Reising
                                             ------------------------------
                                         Name: Juliet M. Reising
                                         Title: EVP & CFO

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                    SIGNATURE PAGES OF PURCHASERS TO FOLLOW]

                                         PURCHASER

                                         MAINFIELD ENTERPRISES INC.

                                         By: /s/ Avi Vigder
                                            ---------------------------
                                            Name: Avi Vigder
                                            Title: Authorized Signatory

                                         Address for Notice:

                                         Mainfield Enterprises, Inc.
                                         c/o Daniel Golan
                                         660 Madison Avenue, 18th Floor
                                         New York, New York
                                         Facsimile No.: (212) 651-9010
                                         Telephone No.: (212) 651-9000

                       With a copy to:   Proskauer Rose LLP
                                         1585 Broadway
                                         New York, New York 10036-8299
                                         Facsimile No.: (212) 969-2900
                                         Telephone No.: (212) 969-3000
                                         Attn: Adam J. Kansler, Esq.

                                         PURCHASER

                                         HEIMDALL INVESTMENTS, LTD.

                                         By: HBK Investments, Investment Advisor

                                         By:____________________________________
                                            Name:_______________________________
                                            Title: Authorized Signatory

                                         Address for Notice:
                                         C/O HBK Investments L.P.
                                         300 Cresent Court, Suite, 700
                                         Dallas, TX 75201
                                         Attn: Legal Department

                                         Facsimile No.: (214) 758-1207
                                         Telephone No.: (214) 758-6107

                                                                         Annex A

                              PLAN OF DISTRIBUTION

      The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

-     privately negotiated transactions;

-     short sales;

- broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

-     a combination of any such methods of sale; and

-     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

      The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

      Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

      The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

      The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

      The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      We are required to pay all fees and expenses incident to the registration of the shares of common stock, including the fees and disbursements of counsel to the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

      The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

      The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.